Exhibit 32.2


Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002




The undersigned, the Chief Administrative Officer, as acting Chief Financial Officer of Colonial Properties Trust, our general partner, hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of Colonial Realty Limited Partnership for the period ended March 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.







/s/  John P. Rigrish
---------------------------
     John P. Rigrish
     Chief Administrative Officer,
     as acting Chief Financial Officer,
     May 7, 2004